                                                                    Exhibit 23.4

                         MINE RESERVES ASSOCIATES, INC.
                           4860 Ward Road, Suite 202
                        Wheat Ridge, Colorado 80033-2122
                  Phone: (303) 421-9656   Fax:  (303) 421-9470
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June 24, 1996





Canyon Resources Corporation
14142 Denver West Parkway
Suite 250
Golden, CO  80401

Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-3 covering the registration of 6,367,070 shares of the Company's common stock in connection with the redemption of the Company's 6% Convertible Subordinated Notes, of our report dated February 1994, pertaining to Ore Reserves and Mine Plan Review of the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Very truly yours,

MINE RESERVES ASSOCIATES, Inc.


/s/Lawrence E. Allen

Lawrence E. Allen
Vice President & Principal Mining Engineer